Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2011 Third Quarter Results

Third quarter net sales grew 11 percent to $187.0 million;
Quarterly operating profit margin improved 220 basis points to 8.4 percent;
Quarterly EPS up 28 percent to $0.50 per diluted share;
Company adjusts 2011 full year sales and earnings guidance

MINNEAPOLIS, Oct. 25, 2011—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $9.7 million, or $0.50 per diluted share, on net sales of $187.0 million for the third quarter ended September 30, 2011. The 2011 third quarter earnings include a $0.05 loss per diluted share from net foreign currency exchange losses, due to the volatility of foreign exchange rates, which was partially offset by $0.03 per diluted share of favorable discrete tax items primarily related to the settlement of routine tax audits. In the 2010 third quarter, Tennant reported net earnings of $7.5 million, or $0.39 per diluted share, on net sales of $168.6 million.
“We are pleased to report record sales for a third quarter and increased earnings per share, as Tennant’s business continued to perform very well in a volatile economic environment,” said Chris Killingstad, Tennant Company's president and chief executive officer. “The company generated solid sales gains with approximately 7.4 percent organic sales growth. Sales rose in all of our geographies, with strong contributions from strategic accounts and our sustainable, water-based ec-H2OTM cleaning technology.”
Sales of scrubbers equipped with Tennant’s ec-H2O technology grew approximately 32 percent in the 2011 third quarter compared to the prior year quarter. In the first nine months of 2011, sales of ec-H2O equipped scrubbers totaled $101 million versus $64 million in the same period last year. Tennant continues to expect 2011 full year ec-H2O sales in the range of $130 million to $140 million. The environmentally friendly ec-H2O process converts water into a cleaning solution that cleans as well as or better than traditional general purpose chemicals and provides a lower total cost of ownership and safety benefits.
“We are committed to being the industry’s innovation leader,” said Killingstad. “During the quarter, we expanded our rollout of the Orbio® 5000-Sc in North America and began its introduction in Europe and the Asia Pacific region. We also continued to invest in developing a pipeline of new chemical-free and other sustainable cleaning technologies under our Orbio brand.”

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Page 2—Tennant Company Reports 2011 Third Quarter Results

Tennant’s sales of new products introduced in the past three years generated approximately 36 percent of equipment sales year to date. This compares favorably to the company’s ongoing goal of 30 percent.

Third Quarter Operating Review
Tennant’s consolidated net sales grew 10.9 percent to $187.0 million in the 2011 third quarter versus $168.6 million for the 2010 third quarter. Favorable foreign currency exchange effects contributed approximately 3.5 percent in the 2011 third quarter. Organic net sales, which exclude acquisitions and foreign currency impact, rose approximately 7.4 percent in the quarter, lapping double-digit organic sales growth of approximately 10.7 percent in the 2010 third quarter. Organic sales increased approximately 7.5 percent in Tennant's Americas region; 6.6 percent in the Europe, Middle East and Africa (EMEA) region; and 5.4 percent in the Asia Pacific region.
Tennant’s gross profit margin in the 2011 third quarter rose to 42.9 percent, at the high end of the company’s target range of 42 percent to 43 percent, and up from 42.6 percent in the 2010 third quarter. Selling price increases and ongoing cost reductions positively affected Tennant’s gross margins. The company’s 2011 gross margins have improved from 41.7 percent in the 2011 first quarter to 42.9 percent in the 2011 third quarter.
For the 2011 third quarter, Tennant’s research and development expense totaled $7.2 million, or 3.9 percent of sales, compared to $7.1 million, or 4.2 percent of sales, in the prior year quarter. For the full year 2011, Tennant anticipates research and development expense of approximately 4 percent.
Selling and administrative (S&A) expense in the 2011 third quarter totaled $57.3 million, or 30.6 percent of sales, versus $54.2 million, or 32.2 percent of sales, in the third quarter last year. The rise in S&A expense on a dollar basis was primarily attributable to ongoing investments in the company’s Orbio Technologies Group and higher variable costs stemming from increased sales. S&A expense as a percent of sales, however, was 160 basis points lower than the prior year third quarter due to continued gains in operating efficiencies.
Tennant's 2011 third quarter operating profit was $15.8 million, or 8.4 percent of sales, versus an operating profit of $10.5 million, or 6.2 percent of sales, in the prior year quarter. Operating profit margin rose 220 basis points versus the third quarter last year due to higher gross margins and operating efficiencies.
“We remain vigilant in attaining our operating goals and are on track to reach our operating profit margin objective of 12 percent in the fourth quarter of 2013,” said Killingstad.
During the third quarter, Tennant repurchased approximately 214,000 shares of the company’s stock for a total of approximately $8.0 million. Tennant had 18.8 million common shares outstanding at September 30, 2011.

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Page 3—Tennant Company Reports 2011 Third Quarter Results

2011 Nine-Month Results
For the nine months ended September 30, 2011, Tennant reported net earnings of $21.4 million, or $1.10 per diluted share, on net sales of $560.8 million. Tennant recorded special charges in the 2011 second quarter totaling $5.0 million after tax, or a $0.26 loss per diluted share, including a $0.20 loss per diluted share related to obsolescence of the two Hofmans outdoor city cleaning products in Europe and a $0.06 loss per diluted share related to international executive severance. (See the Supplemental Financial Tables.) Excluding these special charges, the company’s 2011 adjusted net earnings in the first nine months were $26.5 million, or $1.36 per diluted share. In the prior year first nine months, Tennant reported net earnings of $17.8 million, or $0.92 per diluted share, on net sales of $484.9 million.
Year-to-date gross margins were 42.0 percent, or 42.3 percent excluding special charges, versus 42.7 percent in the first nine months of 2010, primarily reflecting raw material inflation. S&A expense in the 2011 nine-month period totaled $181.2 million, or 32.3 percent of sales, and $177.2 million, or 31.6 percent of sales, excluding special charges of $4.0 million. This compares to $160.5 million, or 33.1 percent of sales, in the first nine months of 2010. Year-to-date operating profit increased to $34.2 million, or 6.1 percent of sales, and $39.7 million, or 7.1 percent of sales, as adjusted, versus an operating profit of $27.6 million, or 5.7 percent of sales, in the prior year period.
Tennant generated $36.0 million in cash from operations in the 2011 year to date. Total cash and cash equivalents at September 30, 2011, was $44.3 million and total debt was $36.9 million.

Business Outlook
“Year to date, Tennant has benefited from continued strong sales to strategic accounts and of ec-H2O across our regions, as well as our ongoing commitment to operational excellence,” said Killingstad.
Tennant Company is adjusting its 2011 sales and earnings outlook by broadening the range at the low end due primarily to the current economic volatility. The fourth quarter has historically been a difficult quarter for Tennant to predict and it is even more challenging this year with the uncertainty in the economy. Including the 2011 second quarter special charges of $5.0 million after tax, or a loss of $0.26 per diluted share, Tennant now estimates 2011 full year earnings in the range of $1.54 to $1.79 per diluted share. Excluding the special charges, the company now expects adjusted earnings for the full year 2011 in the range of $1.80 to $2.05 per diluted share on net sales in the range of $745 million to $765 million. Previously, the company’s anticipated low end of the range was $750 million of net sales with adjusted earnings per diluted share of $1.95. For full year 2010, adjusted earnings totaled $1.31 per diluted share on net sales of $667.7 million.  Anticipated 2011 year-over-year growth in adjusted earnings per diluted share is now in the range of 37.4 percent to 56.5 percent.

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Page 4—Tennant Company Reports 2011 Third Quarter Results

Tennant is closely tracking economic trends and commodity prices, and will continue to conservatively manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities. The company's 2011 annual financial outlook includes the following expectations:
•	Favorable foreign currency impact on sales for the full year in the range of 3 to 4 percent;
•	Minimal inflation net of cost-saving initiatives and selling price increases;
•	A gross margin of approximately 42 to 43 percent;
•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and increases investment in its water-based cleaning business; and
•	Capital expenditures in the range of $14 million to $16 million.
“We believe that Tennant can continue to post solid growth going forward by successfully executing our current strategy and assuming the global economy as a whole stabilizes with modest growth. We are confident that our strategic direction, coupled with rigorous cost controls, improved operating efficiency and new products, will further enhance our value-creation potential,” said Killingstad.

Conference Call
Tennant will host a conference call to discuss the 2011 third quarter and year-to-date results today, October 25, 2011, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to http://www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at http://www.tennantco.com for approximately two weeks after the call.

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and specialty surface coatings for protecting, repairing and upgrading floors. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit http://www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to effectively maintain and manage the data in our computer systems; our ability to develop new innovative products and services; our ability to successfully upgrade and evolve the capabilities of our computer systems; our ability to attract and retain key personnel; the occurrence of a significant business interruption; fluctuations in the cost or availability of raw materials and purchased components; unforeseen product liability claims or product quality issues; our ability to acquire, retain and protect proprietary intellectual property rights; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.

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Page 5—Tennant Company Reports 2011 Third Quarter Results

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Tables.

FINANCIAL TABLES FOLLOW

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Page 6—Tennant Company Reports 2011 Third Quarter Results
TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Net Sales	$186,990	$168,637	$560,839	$484,879
Cost of Sales	106,737	96,775	325,188	277,715
Gross Profit	80,253	71,862	235,651	207,164
Gross Margin	42.9%	42.6%	42.0%	42.7%

Operating Expense:
Research and Development Expense	7,240	7,114	20,236	19,058
Selling and Administrative Expense	57,250	54,227	181,222	160,463
Total Operating Expense	64,490	61,341	201,458	179,521

Profit from Operations	15,763	10,521	34,193	27,643
Operating Margin	8.4%	6.2%	6.1%	5.7%

Other Income (Expense):
Interest Income	224	52	476	129
Interest Expense	(654)	(390)	(1,614)	(1,219)
Net Foreign Currency Transaction (Losses) Gains	(1,390)	130	49	(432)
Other Income (Expense), Net	-	57	(33)	115
Total Other Expense, Net	(1,820)	(151)	(1,122)	(1,407)

Profit Before Income Taxes	13,943	10,370	33,071	26,236
Income Tax Expense	4,215	2,844	11,622	8,445

Net Earnings	$9,728	$7,526	$21,449	$17,791

Earnings per Share:
Basic	$0.52	$0.40	$1.14	$0.95
Diluted	$0.50	$0.39	$1.10	$0.92

Weighted Average Shares Outstanding:
Basic	18,741,524	18,873,249	18,881,132	18,782,404
Diluted	19,271,074	19,402,902	19,417,061	19,299,783

Cash Dividend Declared per Common Share	$0.17	$0.14	$0.51	$0.42

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2011	2010	%	2011	2010	%
Americas	$121,280	$111,756	8.5	$358,912	$312,023	15.0
Europe, Middle East and Africa	44,599	38,746	15.1	139,591	123,330	13.2
Asia Pacific	21,111	18,135	16.4	62,336	49,526	25.9
Total	$186,990	$168,637	10.9	$560,839	$484,879	15.7

(1)	Net of intercompany sales.

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Page 7—Tennant Company Reports 2011 Third Quarter Results
TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30,	December 31,	September 30,
	2011	2010	2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$44,273	$39,529	$33,730
Accounts Receivable, Net	128,844	127,542	114,603
Inventories	77,408	61,746	68,541
Prepaid Expenses	8,852	7,993	8,433
Deferred Income Taxes, Current Portion	8,956	11,459	9,988
Other Current Assets	123	-	33
Total Current Assets	268,456	248,269	235,328

Property, Plant and Equipment	280,533	287,751	286,355
Accumulated Depreciation	(198,179)	(200,123)	(198,768)
Property, Plant and Equipment, Net	82,354	87,628	87,587

Deferred Income Taxes, Long-Term Portion	14,650	14,182	6,511
Goodwill	20,385	20,423	20,221
Intangible Assets, Net	24,793	25,339	26,231
Other Assets	7,427	7,827	7,569
Total Assets	$418,065	$403,668	$383,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$4,204	$3,154	$4,066
Accounts Payable	51,499	40,498	44,494
Employee Compensation and Benefits	31,649	31,281	28,434
Income Taxes Payable	14	509	969
Other Current Liabilities	40,571	40,702	35,498
Total Current Liabilities	127,937	116,144	113,461

Long-Term Liabilities:
Long-Term Debt	32,733	27,674	27,685
Employee-Related Benefits	32,023	33,898	30,991
Deferred Income Taxes, Long-Term Portion	3,555	4,525	4,665
Other Liabilities	4,804	5,294	7,156
Total Long-Term Liabilities	73,115	71,391	70,497

Total Liabilities	201,052	187,535	183,958

Shareholders' Equity:
Preferred Stock	-	-	-
Common Stock	7,052	7,140	7,105
Additional Paid-In Capital	13,372	10,876	9,878
Retained Earnings	219,507	220,391	204,647
Accumulated Other Comprehensive Loss	(22,918)	(22,274)	(22,141)
Total Shareholders’ Equity	217,013	216,133	199,489

Total Liabilities and Shareholders’ Equity	$418,065	$403,668	$383,447

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Page 8—Tennant Company Reports 2011 Third Quarter Results
TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended
	September 30
	2011	2010
OPERATING ACTIVITIES
Net Earnings	$21,449	$17,791
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	12,800	13,668
Amortization	2,533	2,356
Impairment of Intangible Assets	1,805	-
Deferred Income Taxes	945	(2,119)
Stock-Based Compensation Expense	3,569	2,471
Allowance for Doubtful Accounts and Returns	747	1,206
Other, Net	400	(3)
Changes in Operating Assets and Liabilities, Excluding the Impact of Acquisitions:
Accounts Receivable	(2,672)	4,486
Inventories	(17,461)	(12,561)
Accounts Payable	11,277	2,620
Employee Compensation and Benefits	134	(311)
Other Current Liabilities	2,433	1,167
Income Taxes	1,628	(339)
Other Assets and Liabilities	(3,568)	(248)
Net Cash Provided by Operating Activities	36,019	30,184

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(7,663)	(6,651)
Proceeds from Disposals of Property, Plant and Equipment	485	566
Acquisition of Businesses, Net of Cash Acquired	(2,916)	(26)
Net Cash Used for Investing Activities	(10,094)	(6,111)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	(35)	(7)
Payment of Long-Term Debt	(18,099)	(3,194)
Issuance of Long-Term Debt	20,000	-
Purchases of Common Stock	(17,134)	(3,153)
Proceeds from Issuance of Common Stock	3,257	4,707
Tax Benefit on Stock Plans	801	1,281
Dividends Paid	(9,660)	(7,950)
Net Cash Used for Financing Activities	(20,870)	(8,316)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(311)	(89)

Net Increase in Cash and Cash Equivalents	4,744	15,668

Cash and Cash Equivalents at Beginning of Period	39,529	18,062

Cash and Cash Equivalents at End of Period	$44,273	$33,730

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Page 9—Tennant Company Reports 2011 Third Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Net Sales	$186,990	$168,637	$560,839	$484,879

Cost of Sales	106,737	96,775	325,188	277,715
Gross Profit - as reported	80,253	71,862	235,651	207,164
Gross Margin	42.9%	42.6%	42.0%	42.7%
Adjustments:
Hofmans Product Obsolescence	-	-	1,482	-
Gross Profit - as adjusted	80,253	71,862	237,133	207,164
Gross Margin	42.9%	42.6%	42.3%	42.7%

Operating Expense:
Research and Development Expense	7,240	7,114	20,236	19,058
Selling and Administrative Expense	57,250	54,227	181,222	160,463
Total Operating Expense	64,490	61,341	201,458	179,521

Profit from Operations - as reported	$15,763	$10,521	$34,193	$27,643
Operating Margin	8.4%	6.2%	6.1%	5.7%
Adjustments:
Hofmans Product Obsolescence (CGS & S&A)	-	-	4,300	-
International Executive Severance (S&A)	-	-	1,217	-
Profit from Operations - as adjusted	$15,763	$10,521	$39,710	$27,643
Operating Margin	8.4%	6.2%	7.1%	5.7%

Other Income (Expense):
Interest Income	224	52	476	129
Interest Expense	(654)	(390)	(1,614)	(1,219)
Net Foreign Currency Transaction (Losses) Gains	(1,390)	130	49	(432)
Other Income (Expense), Net	-	57	(33)	115
Total Other Expense, Net	(1,820)	(151)	(1,122)	(1,407)

Profit Before Income Taxes - as reported	$13,943	$10,370	$33,071	$26,236
Adjustments:
Hofmans Product Obsolescence	-	-	4,300	-
International Executive Severance	-	-	1,217	-
Profit Before Income Taxes - as adjusted	$13,943	$10,370	$38,588	$26,236

Income Tax Expense - as reported	$4,215	$2,844	$11,622	$8,445
Adjustments:
Tax Benefit from Hofmans Product Obsolescence	-	-	489	-
Discrete Tax items	-	224	-	224
Income Tax Expense - as adjusted	$4,215	$3,068	$12,111	$8,669

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Page 10—Tennant Company Reports 2011 Third Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Net Earnings - as reported	$9,728	$7,526	$21,449	$17,791
Adjustments:
Hofmans Product Obsolescence	-	-	3,811	-
International Executive Severance	-	-	1,217	-
Discrete Tax Items	-	(224)	-	(224)
Net Earnings - as adjusted	$9,728	$7,302	$26,477	$17,567

Earnings per Share:
Basic	$0.52	$0.40	$1.14	$0.95
Diluted Earnings per Share - as reported	$0.50	$0.39	$1.10	$0.92
Adjustments:
Hofmans Product Obsolescence	-	-	0.20	-
International Executive Severance	-	-	0.06	-
Discrete Tax Items	-	(0.01)	-	(0.01)

Diluted Earnings per Share - as adjusted	$0.50	$0.38	$1.36	$0.91

(In thousands, except per share data)	Full
Year
2010
Diluted Earnings per Share - as reported	$1.80
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	0.02
Workforce Redeployment Reserve	0.06
Workforce Reduction Reserve Revision	(0.01)
Tax Benefit from International Entity Restructuring	(0.56)

Diluted Earnings per Share - as adjusted	$1.31